EXHIBIT 10g




                                 PROMISSORY NOTE

U.S. $600,00.00                                            Date: October 1, 1996

FOR VALUE RECEIVED, WEBSECURE, INC., a Delaware corporation ("Maker"), promises to pay to the order of KEYCORP LEASING LTD., a Delaware corporation ("Holder"), the sum of SIX HUNDRED THOUSAND DOLLARS ($600,00.00) in lawful money of the United States of America (the "Principal"), with interest thereon as hereafter provided ("Interest"), to be paid in the manner set forth herein.

          1. Interest Rate: Place of Payment. Interest on the balance of the Principal outstanding on this Promissory Note shall accrue from the date of this Promissory Note and shall be due and payable at a fixed rate of ten and thirty-eight hundredths per annum (the "Interest Rate"). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of the Principal and Interest hereunder shall be made to Holder at P.O. Box 1865, Albany, New York 12201-1865, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Promissory Note to be made by wired federal funds or other immediately available funds.

          2. Repayment Terms. The Principal and Interest shall be due and payable in 60 (sixty) consecutive monthly installments payable in arrears, each in an amount equal to $12,860.70, on the_____ day of each month beginning_______, 1996 to and including__________, 2001. In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

          3. Security Agreement. This Promissory Note is executed pursuant to that certain security agreement (the "Security Agreement") dated as of September 24, 1996 between Maker and Holder. Capitalized terms used herein without definition shall have the meaning given them in the Security Agreement.

          4. Security. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, is secured by the grant by Maker to Holder of a first priority security interest in the Collateral.

           5. Prepayment. EXCEPT AS CONTEMPLATED BY CLAUSE (3) OF SECTION 10 OF THE SECURITY AGREEMENT, MAKER MAY NOT PREPAY, IN WHOLE OR IN PART, THE PRINCIPAL OUTSTANDING HEREUNDER; PROVIDED, HOWEVER, THAT MAKER MAY PREPAY, IN WHOLE BUT NOT IN PART, THE PRINCIPAL OUTSTANDING HEREUNDER BY PAYING TO HOLDER SUCH OUTSTANDING PRINCIPAL, TOGETHER WITH ALL ACCRUED AND UNPAID INTEREST THEREON, PLUS A PREPAYMENT PREMIUM ("PREPAYMENT PREMIUM") EQUAL TO FIVE PERCENT (5%) OF SUCH OUTSTANDING PRINCIPAL.

          6. Transfer or Assignment. Holder may at any time assign or otherwise transfer or negotiate this Promissory Note in whole or in part, without any notice to Maker. The rights and obligations of Maker may not be assigned or delegated.

          7. Application of Payments. Prior to an Event of Default, each payment received on this Promissory Note shall be applied first to all costs of collection, then to unpaid late payment charges (if any) and Prepayment Premium (if any) hereunder, then to Interest as of the payment due date and the balance, if any, to the outstanding Principal as of the date received. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder In cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion, and Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         8. Events of Default. (a) The occurrence of any of the following events shall constitute and be an event of default hereunder (an "Event of Default"):
(1) Maker fails to make any installment of the Principal or Interest, or any other payment due and owing, under this Promissory Note within five (5) days after the same becomes due and payable; or (2) Maker fails to perform any other obligation required to be performed by Maker under this Promissory Note or any of the other Loan Documents for ten (10) days after written notice from Holder of such failure; or (3) any representation, warranty or other statement by or on behalf of Maker in connection with this Promissory Note is false or misleading in any material respect; or (4) an event of default has occurred and is continuing under the Security Agreement.

         (b) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default: (i) Holder shall have the right to cause the entire outstanding balance of the Principal, together with all accrued and unpaid Interest thereon, to become immediately due and payable without notice or demand which amounts shall, together with all other sums due hereunder, accrue interest from such acceleration until the date of actual payment at the Late Payment Rate (provided, however, that should there occur a Default and if a voluntary or involuntary petition under the United States Bankruptcy Code is filed by or against Maker while such Default remains uncured, the entire outstanding balance of the Principal automatically shall be accelerated and due and payable and interest thereon at the Late Payment Rate automatically shall apply as of the date of the first occurrence of the Default, without any notice, demand or action of any type on the part of Holder (including any action evidencing the acceleration or imposition of the Late Payment Rate). The fact that Holder has, prior to the filing of the voluntary or involuntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of the Late Payment Rate shall not constitute a waiver of this provision or estop Holder from asserting or enforcing Holder's rights hereunder), (ii) Maker shall pay on demand all costs and expenses of Holder with respect to the enforcement of its rights and remedies hereunder and under the Security Agreement, including, without limitation, reasonable attorneys' fees, and (iii) Holder shall have the right to exercise any and all remedies available to it hereunder and under the Security Agreement. The remedies of Holder provided herein and in the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively or concurrently at the sole discretion of Holder and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay In the exercise of, any right or remedy shall In no event be construed as a waiver, release or exhaustion of any such remedies.

         9. Collection Costs. In addition to the Principal, Interest, Prepayment Premium (if any), and late payment charges (if any), Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, incurred in connection with the protection or realization of the Collateral or in connection with Holder's collection efforts, whether or not suit on this Promissory Note or any foreclosure proceeding is filed. All such costs and expenses shall be payable on demand and, until paid, shall be Secured Obligations secured by the security interest granted under the Security Agreement and all other collateral, if any, held by Holder as security for Maker's obligations under this Promissory Note.

         10. Binding Agreement: Governing Law. This Promissory Note is delivered in, and shall be interpreted and construed in accordance with, the internal laws of the State of New York (without regard to the conflict of laws principles of such state). The provisions of this Promissory Note shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         11. More than One Signer. If more than one person or entity signs this Promissory Note as a Maker, the obligations contained herein shall be deemed joint and several and all references to "Maker" shall apply both jointly and severally.


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         12.  General.  Maker  represents and warrants that this Promissory Note evidences a loan for business or commercial purposes. By signing this Promissory Note, Maker agrees to be legally bound to all terms and conditions contained herein.

         13. Waiver. MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NON-PAYMENT OR DISHONOR, NOTICE OF PROTEST AND PROTEST OF THIS PROMISSORY NOTE. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF, THIS PROMISSORY NOTE OR ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS PROMISSORY NOTE.

         14. Usury: Partial Invalidity. (a) At no time shall the Interest Rate (or the Late Payment Rate or other amounts paid or collected hereunder) exceed the highest rate allowed by applicable law for this type of loan. Should Holder ever collect interest at a rate that exceeds the such applicable legal limit, such excess will be credited to the Principal. If the amount of the credit exceeds the balance of the Principal then outstanding on this Promissory Note, such excess will be returned to Maker; and the effective rate of interest automatically shall be reduced to the maximum lawful contract rate allowed under Applicable Law as now or hereafter construed by the courts having jurisdiction thereof. Notwithstanding the foregoing, if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Holder to receive a greater per annum interest rate than is presently allowed by law, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum Interest rate per annum allowed by the amended state law or the law of the United States of America (but not In excess of the Interest Rate, or, if applicable, the Late Payment Rate provided for herein). All calculations of the rate of interest contracted for, charged or received under this Note or the Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Maker or otherwise by Holder in connection with the Secured Obligations.

         (b) Whenever possible, each provision of this Promissory Note shall be interpreted In such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note in any other jurisdiction.

         15. Notices. All notices and other communications under this Promissory Note shall be in writing and shall be addressed: (i) if to Maker, 1711 Broadway, Corporate Center North, Saugus, MA 01906; and (ii) if to Holder, KeyCorp Leasing Ltd., 54 State Street, Albany, New York 12207, Attention:
 Business Coordinator, or such other address as either party hereto shall communicate to the other party at its address specified above. All such notices and other communications shall be deemed to have been duly given if delivered by hand, overnight courier or if sent by certified mail, return receipt requested, to the party to whom such notice is intended to be given, and shall be effective upon receipt.


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          IN WITNESS WHEREOF,  Maker,  intending to be legally bound, has caused this Promissory Note to be duly executed on the day and year first above written.

MAKER:

WEBSECURE, INC.


By:
   --------------------------------
Name:
Title:


STATE OF                           )
                                   ) ss.:
COUNTY OF                          )


         On this 2nd day of October , 1996 , before me the subscriber personally appeared Robert Kuzara , who being by me duly sworn, did depose and say; that he/she resides at 19 Smith Farm Trail, Lynnfield, MA 01940 : that he/she is a President / CEO of WebSecure, Inc. , the corporation described in an which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


----------------------------
NOTARY PUBLIC

My commission Expires: Jan. 20,  2000


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                                    EXHIBIT A


COLLATERAL. "Collateral" shall include the property described herein or in any attachment hereto and all replacements, accessions, substitutions, additions, products and proceeds thereof, whether now owned by Borrower or hereafter acquired.

        A. DESCRIPTION OF COLLATERAL. All of Borrower's presently owned or hereafter acquired (1) accounts receivable, accounts, chattel paper, documents, contract rights, instruments, general intangibles, and all right, title and interest in sold, leased, or furnished goods giving rise thereto (including, without limitation, all rights (a) of stoppage in transit, (b) of reclamation, and (c) in returned or repossessed goods), (2) inventory (including, without limitation, all goods that are (a) raw materials, (b) work in process, (c) materials used or consumed in the ordinary course of Borrower's business or (d) in the ordinary course of Borrower's business, held for sale or lease or furnished or to be furnished under contracts of service), and (3) equipment, including, without limitation, (a) all machinery, office furniture and furnishing, tools, dies, jigs, and molds, (b) all goods used or bought for use primarily in Borrower's business, (c) all goods that are not consumer goods or farm products.

        B. OTHER COLLATERAL. Collateral shall include all property, including but not limited to deposit balances, securities and dividends, which now or hereafter may be pledged, hypothecated or otherwise encumbered in favor of KCL by the Borrower, or be in the possession of KCL, its parents, subsidiaries or affiliates.

        C. LOCATION OF COLLATERAL. Collateral or records concerning same, shall be kept at 1711 Broadway, Corporate Center North, Saugus, MA 01906.